UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 12, 2016

BAZAARVOICE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35433	20-2908277
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10901 Stonelake Blvd.
Austin, Texas 78759
(Address of principal executive offices, including zip code)

(512) 551-6000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 12, 2016, Bazaarvoice, Inc. (the “Company”) entered into amendments (the “Amendments”) to the offer letters (the “Offer Letters”) of each of Gene Austin, Jim Offerdahl, Liz Ritzcovan, Ryan Robinson and Gary Allison. As described below, the Amendments provide enhanced severance benefits on (i) terminations of employment without “Cause” (as defined in the Offer Letters) or resignations for “Good Reason” (as defined in the Offer Letters) (each a “Qualifying Termination”) and (ii) a Qualifying Termination within one year following a “Change of Control” (as defined in the Offer Letters) (a “Termination Following Change of Control”).
The enhanced severance benefits made available to Mr. Austin include: (i) upon a Qualifying Termination, (A) 12 months of his then-current base salary payable in 12 equal monthly installments, (B) 100% of his target annual bonus assuming achievement of plan and (C) payment of the monthly amount of Consolidated Omnibus Budget Reconciliation Act (“COBRA”) continuation coverage for 12 months or until he becomes eligible for medical coverage from another employer; and (ii) upon a Termination Following Change of Control, (A) 12 months of his then-current base salary payable in 12 equal monthly installments, (B) 100% of his target annual bonus assuming achievement of plan and (C) payment of the monthly amount of COBRA continuation coverage for 12 months or until he becomes eligible for medical coverage from another employer.
The enhanced severance benefits made available to each of Messrs. Offerdahl, Robinson and Allison and Ms. Ritzcovan include: (i) upon a Qualifying Termination, (A) 6 months of his or her then-current base salary payable in 6 equal monthly installments, (B) 50% of his or her target annual bonus assuming achievement of plan and (C) payment of the monthly amount of COBRA continuation coverage for 6 months or until he or she becomes eligible for medical coverage from another employer; and (ii) upon a Termination Following Change of Control, (A) 12 months of his or her then-current base salary payable in 12 equal monthly installments, (B) 100% of his or her target annual bonus assuming achievement of plan and (C) payment of the monthly amount of COBRA continuation coverage for 12 months or until he or she becomes eligible for medical coverage from another employer.
Each named executive officer’s entitlement to the severance payments described above is conditioned upon execution of a separation agreement including a general release of all claims in a form satisfactory to the Company, and such payments will cease if a named executive officer materially breaches the obligations in his or employee proprietary information agreement or the release of claims.
This foregoing description of the Amendments is qualified in its entirety by reference to the Amendments, copies of which are filed herewith as Exhibits 10.1 through 10.5 and are incorporated in this Item 5.02 by reference.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.1	Second Amendment to Offer Letter, dated as of September 12, 2016, by and between the Company and Gene Austin.
10.2	First Amendment to Offer Letter, dated September 12, 2016, by and between the Company and Elizabeth Ritzcovan.
10.3	First Amendment to Offer Letter, dated September 12, 2016, by and between the Company and Jim Offerdahl.
10.4	First Amendment to Offer Letter, dated September 12, 2016, by and between the Company and Ryan Robinson.
10.5	First Amendment to Offer Letter, dated September 12, 2016, by and between the Company and Gary Allison.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAZAARVOICE, INC.

By:	/s/ Kin Gill
Kin Gill Chief Legal Officer, General Counsel and Secretary

Date: September 15, 2016

EXHIBIT INDEX

Exhibit No.    Description

10.1	Second Amendment to Offer Letter, dated as of September 12, 2016, by and between the Company and Gene Austin.
10.2	First Amendment to Offer Letter, dated September 12, 2016, by and between the Company and Elizabeth Ritzcovan.
10.3	First Amendment to Offer Letter, dated September 12, 2016, by and between the Company and Jim Offerdahl.
10.4	First Amendment to Offer Letter, dated September 12, 2016, by and between the Company and Ryan Robinson.
10.5	First Amendment to Offer Letter, dated September 12, 2016, by and between the Company and Gary Allison.